UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2009

MILLENNIUM ENERGY CORP.
(Exact name of registrant as specified in charter)

Commission File Number 333-139765

Nevada	98-050298
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

43 Pireos St., Ano Voula
Athens, Greece
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  011-30-210-895-8786

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On December 8, 2009, the board of directors of Millennium Energy Corp. (the “Company”) determined that disclosure is required to prevent future reliance on the Company’s previously issued financial statements for the fiscal year ended December 31, 2008, and the fiscal quarters ended March 31, and June 30, 2009, respectively, due to the restatement of the value of the Company’s resource property.

The Company’s financial statements for the fiscal year ended December 31, 2008, were issued by Moore and Associates Chartered Accountants and Advisors (“Moore”).  As disclosed on Form 8-K/A filed by the Company on September 10, 2009, with the Securities and Exchange Commission, on August 27, 2009, the Public Company Accounting Oversight Board (the “PCAOB”) revoked the registration of Moore because of violations of PCAOB rules and auditing standards in auditing the financial statements, PCAOB rules and quality controls standards, and Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder, and noncooperation with a PCAOB investigation.  The Company wishes to advise that it needs to restate its financial statements for the fiscal year ended December 31, 2008 and as a result of such restatement, we will also need to restate its financial statements for the quarterly periods ended March 31, and June 30, 2009, respectively.  The Company determined that the appropriate course of action is for the Company to file, as soon as practicable, amendments to its annual report on Form 10-K for the fiscal year ended December 31, 2008, and quarterly reports on Form 10-Q for the fiscal periods ended March 31, and June 30, 2009, respectively, containing restated financial statements.

The filing of any amendments to annual or quarterly reports shall not be deemed to be an admission that the original filings, when made, included any untrue statements of material fact or omitted to state a material fact necessary to make a statement contained therein not misleading.

The board of directors of the Company has discussed the matters disclosed in this filing with the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MILLENNIUM ENERGY CORP.

By:	/s/ Jana Whitlock
Name:	Jana Whitlock
Title:	President and Director

Date: December 10, 2009